Exhibit 99.2

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)
	)	Order No.: NE-09-
Union Federal Savings Bank	)
	)	Effective Date: July 2, 2009
North Providence, Rhode Island	)
OTS Docket No. 17338)
)

ORDER TO CEASE AND DESIST

WHEREAS, UNION FEDERAL SAVINGS BANK, North Providence, Rhode Island, OTS Docket No. 17338 (Association), by and through its Board of Directors (Board) has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) pursuant to 12 USC § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Northeast Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

I.                                         Cease and Desist.

A.                                   The Association and its directors, officers, and employees shall cease and desist from any action (alone or with others) for or toward, causing, bringing about, participating in or counseling or aiding and abetting all violations, unsafe or unsound practices, and nonconformance with regulatory guidelines including:

1.                                       A violation of a condition imposed in writing by OTS (the 2006 OTS Approval Letter of First Marblehead Corporation’s (Holding Company) acquisition of the Association required the Association to adhere to its OTS approved application business plan);

2.                                       An excessive concentration of private student loans(1);

3.                                       An excessive reliance on brokered deposits; and

4.                                       Inadequate capital in relation to its risk profile.

B.                                     Additionally, the Association and its directors, officers, employees, and agents shall cease and desist from any action (alone or with one or more others) that is intended to or is likely to have the effect of causing, bringing about, participating in, counseling, or aiding or abetting all violations of:

1.                                       12 CFR § 563.177 (requiring procedures for monitoring Bank Secrecy Act (BSA) compliance and a system of internal controls to assure ongoing BSA/AML compliance, including BSA training of appropriate personnel);

2.                                       12 CFR § 563.180 and 31 CFR § 103.18 (requiring the timely filing of accurate Suspicious Activity Reports (SARs));

3.                                       12 CFR § 563.180(d)(8) (requiring proper maintenance and record retention of SAR filings).

(1) The term “private student loans” means, in this Order, loans made for the payment of educational expenses without the benefit of any government guaranty.

II.                                 Business Plan.

A.                                   Within sixty (60) days, the Board shall prepare and approve a new business plan (Business Plan) covering fiscal years 2010, 2011, and 2012.  The Business Plan shall be based upon a comprehensive review of the Association’s operations and reflect its proposed strategy to achieve the objectives of this Order and the operations of the Association.  At a minimum, the Business Plan shall include the following:

1.                                       The Association’s existing and future operations and business line for the time period covered by the Business Plan;

2.                                       Specific strategies and timeframes to reduce the Association’s concentration of private student loans consistent with the targets specified therein;

3.                                       Achievement and maintenance of capital levels consistent with the targets specified herein to support the Association’s risk profile during the term of the Business Plan;

4.                                       The Association’s current financial position and resources and the Board’s strategies for preserving and enhancing these financial resources to meet the needs under the Business Plan and adequately support the Association’s risk profile, maintain compliance with applicable regulatory capital requirements, and satisfy the Association’s liquidity needs.

5.                                       The business plan shall contain quarterly financial projections corresponding to the business plan’s projected activities, including at a minimum:

i.                                          Balance Sheets;

ii.                                       Income Statements;

iii.                                    Regulatory and GAAP Capital Schedule

iv.                                   Loan Origination Volumes by the Association including those placed on the Association’s balance sheet and those originations on behalf of others through FM Loan Origination, LLC (FMLOS) or otherwise; and

v.                                      Interest Rate and all other significant Assumptions.

B.                                     Within sixty (60) days, the Board shall provide the Business Plan to the Regional Director for review and written comment.  Within thirty (30) days of receipt of any written comments from the Regional Director, the Board shall amend the Business Plan to incorporate the comments.  Upon receipt of the Regional Director’s non-objection to the Business Plan, the Board shall adopt the Business Plan and ensure the Association adheres to and implements the Business Plan until the end of the Association’s then current fiscal year including fiscal years 2010, 2011 and 2012.  Not less than thirty (30) days prior to the end of each Association fiscal year, the Board shall revise and update the Business Plan prospectively to adjust for the actual financial results of the Association and shall submit the revised Business Plan to the Regional Director for review and written comment.  Within thirty (30) days of receipt of written comments from the Regional Director, the Board shall modify the revised Business Plan to reflect any written comments received from the Regional Director and shall adopt the revised Business Plan and ensure the Association adheres to and implements the revised Business Plan until the next Association fiscal year end.

C.                                     Beginning with the month end after the Business Plan is approved, and every month thereafter, the Board shall review and evaluate the Association’s actual performance during the preceding month as compared to the projections in the Business Plan or the revised Business Plan.  Variances shall be analyzed and explained, and shall be accompanied by a specific description of the measures that have been implemented, or that the Association proposes to implement, to correct or abate such variances.

D.                                    Any material modifications to the Business Plan shall be submitted to the Regional Director ten (10) days prior to implementation.  A modification shall be considered material under this Paragraph of this Order if the Association plans to engage in any activity that is inconsistent with the Business Plan.

E.                                      The Association shall be in violation of its Business Plan for purposes of this Order if actual asset or liability balances vary from the asset and liability Business Plan projections by more than ten (10) percent at any quarter-end, unless waived by the Regional Director.  This provision shall not apply to any asset with a risk weighting of less than fifty (50) percent.  In addition, the Association will be in violation of its Business Plan for purposes of this Order if actual quarter-end regulatory or GAAP capital ratios fall below the projected regulatory or GAAP capital ratios contained within the Business Plan, unless waived by the Regional Director.

III.                              Liquidity Plan.

The Board shall develop and implement a Liquidity Plan that contains specific strategies for ensuring that the Association maintains adequate short-term and long-term liquidity to withstand any anticipated or extraordinary liquidity demands.  At a minimum, the Liquidity Plan must include:

A.                                   Identification and management of the Association’s funding sources consistent with the Business Plan strategies and projections;

B.                                     Monthly updated cash flow projections that are based on reasonable assumptions and includes identification of anticipated funding needs, sources of liquidity to meet those needs,  available borrowing capacity and sources, unpledged collateral capacity, and potential contingent liabilities; and

C.                                     Identification of alternative funding sources to meet extraordinary demands, including, at a minimum, the selling of its student loan portfolio and the injection of additional equity capital from the Holding Company.

D.                                    The Liquidity Plan must be submitted for the Regional Director’s review and written comments at the same time as the Business Plan.  Within thirty (30) days of receipt of written comments from the Regional Director, the Board shall revise the Liquidity Plan to reflect any written comments received from the Regional Director and shall adopt the revised Liquidity Plan and ensure the Association adheres to and implements the revised Liquidity Plan until the next Association fiscal year end.

IV.                                Concentration Reduction Plan

A.                                   The Association shall adopt a Concentration Reduction Plan (CRP) that will address the reduction of the private student loan concentration (Concentration).  Specifically, until the Association reduces the concentration of private student loans to Tier 1 (Core) Capital plus allowances for loan losses below fifty (50) percent, the Association shall not:

1.                                       make, invest in, purchase, refinance or commit to make, invest in, any private student loans or participation therein that would, directly or indirectly, excluding the effect of capitalized interest on loans not in repayment status, increase the private student loan portfolio; or

2.                                       take any other action that would operate to, or have the effect of, increasing the private student loan portfolio.

B.                                     In addition, the CRP shall include the following actions:

1.                                       Transfer of the private student loans collateralizing the special purpose vehicle line of credit to an affiliate, or otherwise remove these private student loans from the Bank’s balance sheet, within sixty (60) days after receipt of OTS approval of the Association’s pending Transfer Application dated April 15, 2009; and

2.                                       Pursuant to the approved Business Plan, reduce the private student loan concentration ratio to an amount no greater than fifty (50) percent of Tier 1 (Core) Capital plus allowances for loan losses by December 31, 2009.

V.                                    Progress Reports.

Within forty-five (45) days after the close of each quarter starting with the first full calendar quarter after the effective date of this Order, the Association shall

A.                                   Prepare monthly reports (Reports) on the Association’s compliance with the Liquidity Plan, Concentration Reduction Plan, and the Business Plan (Plans).  Such Reports shall detail actual operating results versus projected results and shall include detailed explanations of any deviations from the Plan(s) with a description of the specific corrective actions proposed or implemented to address each deviation.  The Board shall promptly review the Reports, and shall discuss the Association’s compliance with the approved Plans.  The Board’s review of the Reports and evaluation of the Association’s compliance with the Plans shall be thoroughly documented in the Board meeting minutes.

B.                                     The Board shall provide OTS with a copy of the Association’s Reports and the Board meeting minutes detailing the Board’s review of the Reports, including the identification of any corrective actions adopted by the Board, and the Board’s evaluation and assessment of the Association’s compliance with the Plans within ten (10) days after the date of the Board meeting at which the Board’s review was conducted.

VI.                             Evaluation of Private Student Loan Portfolio.

Within sixty (60) days, the Association shall engage a qualified third party provider (Provider) to perform an evaluation of the Association’s private student loan portfolio on the Association’s balance sheet.  Such Provider, and the approach to be employed, shall be subject to approval by the Regional Director.  The Report shall clearly identify and discuss the assumptions and modeling process employed by the Provider for the evaluation.  This analysis shall be conducted as of March 31, 2009.  The Report shall be provided to the Regional Director within 90 days after receipt of the Regional Director’s written approval of the Provider, evaluation methodology and assumptions.

VII.                         Brokered Deposits.

Effective immediately, and until the effective date of the Business Plan adopted under Article II, the Association shall not increase the dollar amount of brokered deposits without receiving the Regional Director’s written non-objection.  Thereafter, the Association shall not exceed the amount of brokered deposits specified in the Business Plan without prior written approval of the Regional Director.

VIII.                     Restrictions on Transactions with Affiliates.

A.                                   Effectively immediately, the Association shall not: (i) engage in any transaction with an affiliate; (ii) make any payment on any tax sharing agreement; or (iii) make any tax payment that would exceed the amount that the Association would be obligated to make if it were a separate taxpayer and not part of a consolidated group tax return, unless, with respect to each such transaction:

1.                                       the Association has provided the Regional Director with at least thirty (30) days prior written notice of such transaction, which notice shall include:

a.                                       a full description of the proposed transaction (including, at a minimum, the information required by the record-keeping requirements of 12 CFR § 563.41(c)(3));

b.                                      copies of all pertinent transaction documents;

c.                                       a legal opinion, if requested by the Regional Director, will be provided by counsel experienced in the application of the TWA Rules, which includes the rationale and precedent supporting the conclusion that the proposed transaction comports with the TWA Rules; and

d.                                      a letter signed by the Board indicating that the Board has reviewed the proposed transaction and finds that it:

i.                                          comports with the TWA Rules; and

ii.                                       is in the Association’s best interests or, in the case of tax payments, is no greater than the amount provided under the Association’s inter-company tax settlement and reimbursement policy; and

2.                                       The Regional Director has provided written notice of non-objection.

IX.                                Reporting Suspicious Activity.

Effective immediately, the Association shall adhere to the revised written Bank Secrecy Act/Anti-Money Laundering (BSA/AML) policy and procedures designed to address and correct deficiencies identified in the ROE concerning the Association’s timely preparation and filing of Suspicious Activity Reports (SARs).  The Association shall ensure that:

A.                                   Each officer, employee, and agent of the Association, who is involved in the student loan origination, application and/or approval process, shall report suspicious transactions, including but not limited to suspicious information provided by the borrower, to the Association’s BSA Compliance Officer in writing;

B.                                     Pursuant to 12 CFR § 563.180(5) and 31 CFR 103.18, SARs contain accurate information and SARs are filed in a timely manner;

C.                                     Where there is a decision not to file a SAR, maintain written records describing:

1.                                       the reason(s) why a determination was made not to file a SAR;

2.                                       who conducted the review; and

3.                                       what information was reviewed.

D.                                    All documentation and records required by 12 CFR  § 563.180(d)(8), are retained by the Association for no less than five (5) years, regardless of whether a SAR is filed;

E.                                          Any SARs filed during 2008 that contain errors or misstatements shall be corrected and re-filed within sixty (60) days of the Effective Date of this Order.

X.                                    BSA/AML Training Program.

By no later than June 30, 2009, the Association shall provide BSA/AML training, and on an annual basis, thereafter, for all Association personnel whose duties require knowledge of the BSA and must maintain written documentation of such training.

XI.                                Management Changes.

Effective immediately, the Association shall comply with the prior notification requirements for changes in directors and Senior Executive Officers set forth in 12 CFR Part 563, Subpart H.

XII.                            Employment Contracts and Compensation Arrangements.

Effective immediately, the Association shall not enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or director of the Association, unless it first provides OTS with not less than thirty (30) days prior written notice of the proposed transaction.  The notice to OTS shall include a copy of the proposed employment contract or compensation arrangement or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites.  The Board shall ensure that any contract, agreement or arrangement submitted to OTS fully complies with the requirements of 12 CFR Part 359, 12 CFR §§ 563.39 and 563.161(b), and 12 CFR Part 570 — Appendix A.

XIII.                        Severance and Indemnification Payments.

Effective immediately, the Association shall not make any golden parachute payment(2) or prohibited indemnification payment(3) unless, with respect to each such payment, the Association has complied with the requirements of 12 CFR Part 359 and, as to indemnification payments, 12 CFR § 545.121.

XIV.                       Effective Date, Incorporation of Stipulation.

This Order is effective on the Effective Date as shown on the first page.  The Stipulation is made a part hereof and is incorporated herein by this reference.

(2) The term “golden parachute payment” is defined at 12 CFR § 359.1(f).

(3) The term “prohibited indemnification payment” is defined at 12 CFR § 359.1(l).

XV.                           Duration.

This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.

XVI.                       Time Calculations.

A.                                   Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

B.                                     The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension.  Any OTS extension shall be made in writing.

XVII.                  Submissions and Notices.

A.                                   All submissions, including progress reports, to OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

B.                                     Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

To OTS:

The original to:	A copy to:

Mr. Michael E. Finn, Regional Director	Mr. John F. Burke, Jr., Assistant Director
Office of Thrift Supervision	Office of Thrift Supervision
Harborside Financial Center Plaza Five	35 Braintree Hill Office Park
Suite 1600	Suite 201
Jersey City, New Jersey 07311	Braintree, Massachusetts 02184

To the Association:

Union Federal Savings Bank

Attn: Mr. Richard Shaw

1565 Mineral Spring Avenue

North Providence, Rhode Island 02904

XVIII.          No Violations Authorized.

Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:	/s/ Michael E. Finn
Michael E. Finn
Regional Director, Northeast Region

Date: See Effective Date on page 1